CDII Trading, a Wholly Owned Subsidiary of China Direct Industries, and China Armco Metals Enter into Strategic Partnership Agreement for Metals Procurement

CDII Trading Completes First Agent Transaction for Armco in Copper

Deerfield Beach, FL – August 24, 2009 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that its wholly owned subsidiary, CDII Trading, Inc. (“CDII Trading”) has entered into a strategic partnership agreement with China Armco Metals, Inc. (“Armco”) (OTCBB: CNAM).  Under the terms of the agreement CDII Trading will assist Armco in procuring various metals including copper ore, manganese ore, chrome ore, and iron ore for distribution in China. As part of this relationship CDII Trading is in the process of arranging an initial shipment of copper ore sourced out of Zambia, Africa.

Armco is engaged in China in the sale and distribution of metal ore and non-ferrous metals to the metal refinery industry in China. Armco supplies a range of raw materials and scrap metals for various metal refining and steel manufacturing industries. Armco maintains customers throughout China which include steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, the Philippines and Libya. Armco's product lines include ferrous and non-ferrous ore; iron ore, chrome ore, nickel ore, copper ore, manganese ore and steel billet.

Commenting on this agreement, Mr. Ross Friedman, Commercial Trading Director of CDII Trading, Inc., stated, “We are excited to have forged this relationship and to begin sourcing metals and metal ore for Armco.  We look forward to a long relationship with Armco and are working diligently to secure reliable long term sources for Armco and its end customers in China.  We are very encouraged by the potential opportunities before us to source various metals for Armco and believe additional transactions will close in the coming months as we aggressively build this business.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our ability to secure long term sources of metal ore, completion of the initial shipment of copper ore and development of the business relationship with Armco in the future.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our reports on Form 10-Q.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net

For CDII Trading, Inc. product inquires
Ross Friedman
Commercial Trading Director
Phone: 1-954-363-7333 Ext328
Email: ross.friedman@cdiitrading.com